EXHIBIT 10.14

*CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY
     WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                                    AGREEMENT

                          Made this 4th day of May 2005


BETWEEN:          DATIGEN.COM.INC

                  of 207 Piaget Av. Clifton, new jersey, USA

                       (hereinafter referred to as "DTGN")


AND:              E. SCHNAPP & CO. WORKS LTD

                  of 22 Shechterman, Netanya

                     (hereinafter referred to as "Schnapp")


WHEREAS DTGN is the proprietor of the exclusive rights in the product described in appendix "A" hereto (hereinafter referred to as "the product");

AND WHEREAS       Schnapp has ability and experience in marketing products in the motor vehicle industries sphere and it is able to market and distribute the product in Israel at a professional level;

AND WHEREAS       the parties wish to cooperate as provided herein with regard to marketing the product in Israel;

                 THE PARTIES HAVE ACCORDINGLY AGREED AS FOLLOWS:

1. The recitals and apendixes to this agreement constitute an integral part hereof.


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2.    DTGN hereby appoints Schnapp the product's exclusive marketer in Israel, subject to Schnapp complying with the sales targets specified in this agreement and the other terms and conditions hereof. DTGN hereby undertakes not to directly and/or indirectly sell the product to others in Israel.

      It is hereby agreed by both parties that in the event that DTGN refers customers to Schnapp for the purpose of making a transaction at a price agreed upon in advance by Schnapp and it will be necessary to pay commissions to intermediaries, such commissions shall be borne by Schnapp.

3. This agreement shall only apply to the State of Israel. Schnapp shall refrain from selling and/or marketing the product outside Israel in any form or manner, directly and or/indirectly, without obtaining written approval from DTGN. Schnapp shall refrain from selling the product to a third party knowing that the third party will sell the product outside Israel.

4. This agreement is made for a term of two years from the date of the signing hereof and Schnapp is hereby given an option to extend the term of the agreement for a further year on each occasion, up to five years. A condition precedent for exercising any option is that Schnapp shall in aggregate have complied with the sales targets of the first two years and thereafter with the annual sales targets that shall be specified below. The extension of the validity of the agreement, subject to the aforegoing, shall be automatic, unless Schnapp gives prior written of 60 days of its wish not to extend it. In the event that written notice is given as aforesaid, DTGN shall be entitled to sell and/market the product, other than in accordance with this agreement, in any manner that DTGN deems appropriate, but not prior to the termination hereof.

5. The parties hereby set sales targets and only upon the fulfilment thereof and subject to clause 4 above shall Schnapp have an exclusive marketing right for the product in Israel: *

      The provisions of this clause relating to quarterly sales shall apply mutatis mutandis in each and every year.


_______________________
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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      In the event that Schnapp does not comply with the sales targets as provided in this clause and in clause 4 above, DTGN shall be entitled to terminate the validity of the agreement, without Schnapp having any claims and/or complaints of whatsoever description with regard to the very termination of the agreement.

      In addition, Schnapp shall cease being exclusive marketer and distributor of the product such that DTGN shall be entitled to market the product in any manner, in its sole discretion.

6. Each year Schnapp shall present the sales plan for the coming year to DTGN for approval.

7. For the purpose of marketing the product, Schnapp shall activate all the marketing channels that appear to it to be appropriate.

8. Schnapp undertakes to present a marketing, advertising and public relations plan for penetrating the product during the next 12 months - including an activity and manpower staffing budget for such purpose.

9. Schnapp warrants that the goodwill that shall be created for the product and for DTGN in consequence of its operations is DTGN's exclusive property.

10. It is warranted that employee-employer relations shall not apply between Schnapp and/or its employees and/or its agents and/or servants and DTGN. In the event that any of the aforegoing file an action against [Schnapp] on a ground as aforesaid, Schnapp shall indemnify and compensate DTGN, including reasonable trial costs.

11. The product's warranty: DTGN shall give a 36 month warranty for the product and Schnapp shall give this warranty to its customers (back to back), and DTGN shall send Schnapp a new product against any warrantable product. For such purpose Schnapp shall print a warranty certificate that shall be approved in writing by DTGN.

12. The provisions of this agreement do not create agency relations between the parties hereto. It is expressed that Schnapp shall not be entitled to howsoever bind DTGN, unless DTGN does not comply with its obligations pursuant hereto.


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13.   Schnapps shall refrain from howoever infringing DTGN's intellectual property rights in the product. Schnapp shall sign an undertaking to maintain confidentiality and have its employees sign an undertaking, as set forth in the annexed undertaking marked "B".

14. Schnapp undertakes to purchase the products from DTGN at the payment times [sic] and prices specified in the price list annexed hereto as appendix "C".* The price list may be altered during the term of this agreement, in coordination with Schnapp and on prior notice of 90 days. A new price list that shall be issued by DTGN shall be deemed as replacing the price list appendix "C"* hereto.

15. Throughout the validity of this agreement and for 12 months after its validity, for whatsoever reason, Schnapp shall refrain from manufacturing and/or marketing and/or distributing a product that competes with the product.

16. DTGN undertakes to make available to Schnapp the relevant professional material for the technical training of Schnapp's sales personnel who shall engage in selling the product.

17. DTGN undertakes not to approach other marketers for the purpose of marketing the product throughout the term of the agreement. In the event that companies or persons from Israel approach DTGN with regard to the marketing and/or purchase of the product in the State of Israel, DTGN shall refer such entities to Schnapp.

18. DTGN shall state Schnapp's name in its advertisements as exclusive marketer of the product in Israel, for so long as this agreement is in force - and to an extent in accordance with DTGN's discretion.

19. Miscellaneous The parties' addresses are as set forth in the heading to this agreement. A notice shall be treated as having been received if sent by registered post to one of the said address 72 hours after the dispatch thereof.

20. This agreement can only be changed and/or amended if signed by the parties.

21. The parties determine that the courts in the City of Tel Aviv shall have exclusive jurisdiction for the purposes of this agreement.


_______________________
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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                      AS WITNESS THE HANDS OF THE PARTIES:


                  (Signature)           (Signature)
                  illegible             illegible
                  DTGN                  E. Schnapp & Co. Works Ltd


I the undersigned, Adv. Itzhak Lev certify that this document was signed by the persons empowered to sign on Schnapp's behalf and that all the statutory resolutions for Schnapp entering into this agreement were passed.

/s/ Itzhak Lev


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                                    EXHIBIT A

                                   THE PRODUCT

Battery Brain Product

                                    EXHIBIT B

                           CONFIDENTIALITY UNDERTAKING


1. Confidential Information. "Confidential Information" means all items, materials and information which belong to DTGN and are not generally known to the public, or which have been confidentially provided to Recipient. Confidential Information includes, but is not limited to, this Agreement and the terms hereof, pricing information and policies, information concerning: trade secrets (as defined by applicable law); computer programs (code); software; research and development projects and materials; methods of operation; technical information; processes; formulas; compositions; systems; techniques; non-public know-how of DTGN or its customers; customer account information, lists and data; estimating procedures; sources of supplies or materials; marketing plans or strategies; the existence and contents of agreements; financial information, data, statements or accounts; and all documentation, reports and data (recorded in any form) relating to the foregoing.

2. Restricted Use of Confidential Information.

      (a) Generally. Recipient agrees that the Confidential Information (1) shall be kept in the strictest of confidence by Recipient and Recipient's employees; (2) shall be used only in connection with the performance of its obligations under the Distributorship Agreement, and shall not at any time be used by Recipient, directly or indirectly, in any other fashion, either for its own account or the account of a third party; and (3) without limiting the foregoing, shall not be disclosed by Recipient or Recipient's employees, directly or indirectly, to any person (including current or prospective financing sources) except with the specific prior written consent of DTGN or except as expressly otherwise permitted by this Undertaking.

      (b) Disclosure to Representatives. Recipient may disclose Confidential Information to only those of Recipient's employees who (a) require such material for the purpose of Recipient's performance of its obligations under the Distributorship Agreement; (b) are informed by Recipient of the confidential nature of the Confidential Information and the obligations of this Undertaking; and (c) execute and deliver to Recipient a copy of this Undertaking, agreeing to be bound by the terms herein. Recipient also agrees to be responsible for enforcing this letter agreement as to Recipient's employees and to take such action, legal or otherwise, to the extent necessary to cause them to comply with this letter agreement and thereby prevent any disclosure of the Confidential Information by any of Recipient's employees (including all actions that Recipient would take to protect its own trade secrets and confidential information).


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                                    EXHIBIT C

                            DISTRIBUTOR PRICE LIST*



_______________________
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.